Execution Version

COLLATERAL AGREEMENT

made by
WESTERN GAS EQUITY PARTNERS, LP,

as Grantor,
in favor of
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

Dated as of March 14, 2016

i

SCHEDULES:

1.	Reserved.

2.	Description of Pledged Securities

3.	Filings and Other Actions Required to Perfect Security Interests

4.	Correct Legal Name, Jurisdiction of Organization, Organizational Identification Number, Taxpayor Identification Number and Chief Executive Office

5.	Prior Names, Prior Chief Executive Office

6.	Deposit Accounts and Securities Accounts

7.	Commercial Tort Claims
ANNEX:
I.    Form of Control Agreement
II.    Form of Acknowledgment and Consent

This COLLATERAL AGREEMENT, dated as of March 14, 2016, is made by WESTERN GAS EQUITY PARTNERS, LP, a Delaware limited partnership (the “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
RECITALS
WHEREAS, the Grantor, the Administrative Agent and the financial institutions party thereto as lenders (the “Lenders”) entered into to that certain Revolving Credit Agreement dated as of March 14, 2016 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, as a condition precedent to the initial extension of credit under the Credit Agreement, the Grantor is required to execute this Agreement.
NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their respective extensions of credit to the Grantor under the Credit Agreement, the Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
Definitions
Section 1.01    Definitions.
(a)    As used in this Agreement, each term defined above shall have the meaning indicated above. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms as well as all uncapitalized terms that are defined in the New York UCC on the date hereof are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Commodity Account, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Securities Account, Supporting Obligations, and Tangible Chattel Paper.
(b)    The following terms shall have the following meanings:
“Account Debtor” shall mean a Person (other than the Grantor) obligated on an Account, Chattel Paper, or General Intangible.
“Agreement” shall mean this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Collateral” shall have the meaning assigned to such term in Section 3.01.
“Copyright” shall mean any copyright issued in the United States pursuant to the Copyright Act of 1976 or any similar right conferred in any other country.

“Copyright Licenses” shall mean all agreements, whether written or oral, providing for the grant by any Grantor of any right to use any material covered by any Copyright.
“Issuers” shall mean, collectively, each issuer of a Pledged Security.
“New York UCC” shall mean the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended, from time to time.
“Patent License” shall mean all agreements, whether written or oral, providing for the grant by any Grantor of any right to manufacture, use or sell any invention covered by a Patent.
“Patents” shall mean patents, patent applications, and patent rights, including any such rights granted upon any reissue, reexamination, division, extension, provisional, continuation, continuation-in-part or other application, certificates of invention and other indicia of invention ownership, and equivalent or similar rights anywhere in the world in inventions and discoveries.
“Permitted Liens” shall mean liens permitted under Section 6.02 of the Credit Agreement.
“Pledged Securities” shall mean: (a) the Equity Interests described or referred to in Schedule 2 attached hereto, as supplemented from time to time, and any other Equity Interests (regardless of how denominated) that are now owned or hereafter acquired by the Grantor; and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all rights to dividends (cash, stock or otherwise), cash or instruments, rights to subscribe, purchase or sell and all other rights and Property, in each case from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, including interest, profits and other income of or on any of the Property referred to in this definition and (v) all books and records relating to any of the Property referred to in this definition.
“ratable benefit” shall mean for the benefit of the Secured Parties in accordance with the terms of Section 8.02 of the Credit Agreement.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Termination” shall mean the occurrence of each of the following: (a) the expiration or termination of all Commitments and (b) the payment of all Obligations (other than contingent indemnification obligations) and all fees payable under the Credit Agreement.
“Trademark License” shall mean any agreement, written or oral, providing for the grant by any Grantor of any right to use any Trademark.
“Trademarks” shall mean: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the

United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.
Section 1.02    Other Definitional Provisions; References. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless otherwise stated herein. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the Grantor’s Collateral or the relevant part thereof.
ARTICLE II
Reserved.

ARTICLE III
Grant of Security Interest
Section 3.01    Grant of Security Interest. The Grantor hereby pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
(a)    all Accounts;
(b)    all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(c)    all Commercial Tort Claims (including, without limitation, those Commercial Tort Claims more specifically described on Schedule 7 hereto in existence on the date hereof that satisfy the requirements set forth in Section 6.13);
(d)    all Deposit Accounts other than payroll, withholding tax and other fiduciary Deposit Accounts;
(e)    all Documents;
(f)    all General Intangibles (including, without limitation, rights in and under all hedging agreements);
(g)    all Goods (including, without limitation, all Inventory and all Equipment, and all Fixtures);
(h)    all Instruments;
(i)    all Investment Property;
(j)    all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);
(k)    all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, or Trademark Licenses;
(l)    all Pledged Securities;
(m)    all Supporting Obligations;
(n)    all books and records pertaining to the foregoing Collateral; and
(o)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing Collateral and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing Collateral.
Notwithstanding anything to the contrary in this Agreement, each reference to Collateral or to any relevant type or item of property constituting Collateral shall be deemed to exclude (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction and (B) any permit, license or contract now in effect to the extent, but only to the extent, that the grant of a security interest in such permit, license or contract in a manner contemplated by this Agreement, under the terms thereof is expressly prohibited and would result in the termination thereof or would give any other party thereto the right to terminate its obligations other than to the extent that any such term would be rendered ineffective pursuant to the New York UCC (including Sections 9-406, 9-407, 9-408 and 9-409 of the New York UCC) or any other legal or regulatory requirement or principle of equity; provided that (i) immediately upon the ineffectiveness, lapse or termination of any such term, the Collateral shall include, and the Grantor shall be deemed to have granted a security interest in, all such rights, title and interests as if such provision had never been in effect, (ii) to the extent that any such permit, license or contract would otherwise constitute Collateral (but for the provisions of this clause (B)), all proceeds resulting from the sale or disposition by the Grantor of any rights, title or interests of the Grantor under such permit, license or contract shall constitute Collateral, and (iii) in the event that any asset of the Grantor is excluded from the Collateral by virtue of this clause (B), the Grantor agrees to use commercially reasonable efforts, upon the Administrative Agent’s request, to obtain all requisite consents to enable it to provide a security interest in such asset pursuant hereto as promptly as practicable. For the avoidance of doubt, nothing in this paragraph shall be deemed to modify the terms of, or otherwise relieve the Grantor of the obligation to comply with, Section 4.08 of the Credit Agreement with respect to Material Contracts.
Section 3.02    Transfer of Pledged Securities. All certificates and instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Administrative Agent or in blank by an effective indorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, all Pledged Securities evidenced by certificates and instruments must be delivered or transferred in such manner, and the Grantor shall take all such further action as may be requested by the Administrative Agent, as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the New York UCC (if the Administrative Agent otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Administrative Agent, any Secured Party or any of its nominees any or all of the Pledged Securities. In addition, during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.
Section 3.03    The Grantor Remains Liable under Accounts, Chattel Paper and Payment Intangibles. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such other Secured Party of any payment or security interest relating to such Account, Chattel Paper or Payment Intangible, pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
ARTICLE IV
Acknowledgments, Waivers and Consents
Section 4.01    Acknowledgments, Waivers and Consents.
(a)    The Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement may include the provision of collateral security for the obligations of Persons other than the Grantor, and that such provision of collateral security for the Obligations is absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, the Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that the Grantor shall remain obligated hereunder (including, without limitation, the collateral security provided by the Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of the Grantor, and the rights, remedies, powers and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents shall not be affected, limited, reduced, discharged or terminated in any way:

(i)
notwithstanding that, without any reservation of rights against the Grantor and without notice to or further assent by the Grantor, (A) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Obligations continued; (B) the Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Secured Party; (C) the Credit Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the relevant parties to such documents, as the case may be) may deem advisable from time to time; (D) the Grantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Loan Document, all or any part of the Obligations or any collateral now or in the future serving as security for the Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)	without regard to, and the Grantor hereby expressly waives to the fullest extent permitted by law, any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Grantor or any other Person against the Administrative Agent or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Grantor or any other Person at any time liable for the payment of all or part of the Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of the Grantor, or any changes in the shareholders of the Grantor; (D) the fact that any other collateral or Lien contemplated or intended to be given, created or granted by the Grantor as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by the Grantor that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of the Grantor or any other Person, to exhaust any other collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Grantor or any other Person or to take any action whatsoever to mitigate or reduce the Grantor’s liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Obligations may at any time and from time to time exceed the aggregate liability of the Grantor under this Agreement; or (H) any other circumstance or act whatsoever excluding any action or omission of the type described in Section 4.01(a)(i) with or without notice to or knowledge of the Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Grantor with respect to the collateral security provided by the Grantor herein.
(b)    Reserved.
(c)    When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against the Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or any Property subject thereto.
ARTICLE V
Representations and Warranties
To induce the Lenders to make their respective Loans to the Grantor under the Credit Agreement, the Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:
Section 5.01    Reserved.
Section 5.02    Reserved.
Section 5.03    Solvency. The Grantor is as of the date hereof, and after the consummation of the Transactions, will be “solvent” within the meaning of such term under the United States Bankruptcy Code.
Section 5.04    Title; No Other Liens. Except for Permitted Liens, the Grantor is the legal and beneficial owner of its respective items of the Collateral free and clear of any and all Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement and the other Security Documents and (b) such as are filed to secure Permitted Liens.
Section 5.05    Perfected First Priority Liens. (a) Upon completion of the filings and other actions specified on Schedule 3 hereto (which in the case of the Control Agreement referred to on said Schedule has been delivered to the Administrative Agent in completed and duly executed form), the security interests granted to the Administrative Agent hereunder will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Grantor’s obligations that may be perfected by the filing of a financing statement, constitute WES Common Units or consist of any deposit accounts, securities accounts or commodities accounts, enforceable in accordance with the terms hereof against all creditors of the Grantor and any Persons purporting to purchase such Collateral from the Grantor and (b) the security interests granted pursuant to this Agreement are prior to all other Liens on the Collateral in existence on the date hereof.
Section 5.06    Legal Name, Jurisdiction of Organization, Organizational Identification, Taxpayor Identification Number, Chief Executive Office. On the date hereof, the correct legal name of the Grantor, the Grantor’s jurisdiction of organization, organizational identification number, federal, and, if applicable, state, taxpayor identification or business number, as applicable, and the location of the Grantor’s chief executive office or sole place of business are specified on Schedule 4.
Section 5.07    Prior Names, Prior Chief Executive Office. Schedule 5 correctly sets forth (a) all names and trade names that the Grantor has used in the last five years and (b) the chief executive office of the Grantor over the last five years (if different from that which is set forth on Schedule 4).
Section 5.08    Pledged Securities. The shares (or such other interests, as the case may be) of Pledged Securities pledged by the Grantor hereunder constitute all the issued and outstanding shares (or such other interests) of all classes of the Equity Interests of each Issuer owned by the Grantor. All the shares (or such other interests) of the Pledged Securities have been duly and validly issued and are fully paid (to the extent required under the WES Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act); all documentary, stamp, or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid and the Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens, options, warrants, puts, calls or other rights of third Persons, and restrictions or options in favor of, or claims of, any other Person, and has full right and authority to pledge the Pledged Securities for the purposes and upon the terms set out herein and the power to transfer the Pledged Securities, free and clear of any Lien (except Permitted Liens). No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Securities. There are no restrictions on transfer in any Issuer’s organization documents, or other agreement or document governing the Pledged Securities or any other agreement relating thereto which would limit or restrict (a) the grant of a security interest in the Pledged Securities, (b) the perfection of such security interest, or (c) the exercise of remedies in respect of such perfected security interest in the Pledged Securities, in each case, as contemplated by this Agreement.
Section 5.09    Goods. No portion of the Collateral constituting Goods with a value in excess of $1,000,000 (other than Goods in transit) is in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.
Section 5.10    Instruments and Chattel Paper. The Grantor has delivered to the Administrative Agent all Collateral constituting Instruments and Chattel Paper as required pursuant to Section 6.11. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent, and the grant of a security interest in such Collateral in favor of the Administrative Agent hereunder does not violate the rights of any other Person as a secured party.
Section 5.11    Truth of Information; Accounts. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Grantor to the Administrative Agent or any other Secured Party, and all other written information heretofore or hereafter furnished by the Grantor to the Administrative Agent or any other Secured Party is and will be true and correct in all material respects as of the date furnished.

The place where the Grantor keeps its material records concerning the Collateral is set forth on Schedule 4 hereto.
Section 5.12    Deposit and Securities Accounts. All Deposit Accounts and Securities Accounts held or maintained by the Grantor are listed on Schedule 6, as supplemented from time to time pursuant to Section 6.02(c)(ii).
Section 5.13    Intellectual Property. The Grantor does not have any interest in, or title to, or pending application for, any Patent, Trademark or Copyright with a value in excess of $1,000,000. This Agreement is effective to create a valid and continuing first priority security interest in the Grantor’s interest in, or title to, or pending application for, Patents, Trademarks and Copyrights, subject to no other Liens other than Permitted Liens.
ARTICLE VI
Covenants
The Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until Termination:
Section 6.01    Reserved.
Section 6.02    Maintenance of Perfected Security Interest; Further Documentation.
(a)    The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.05 and shall defend such security interest against the claims and demands of all Persons whomsoever.
(b)    At any time and from time to time, upon the request of the Administrative Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable or as the Administrative Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Administrative Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.
(c)    Without limiting the obligations of the Grantor under Section 6.02(b):

(i)
upon the request of the Administrative Agent, the Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent or any Secured Party) requested by the Administrative Agent to cause the Administrative Agent to (A) have “control” (within the meaning of Sections 9-104,

9-105, 9-106, 9-107 and 8-106 of the New York UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property (including the Pledged Securities but excluding any Securities Account or Commodity Account), or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance reasonably satisfactory to the Administrative Agent, with depositary banks, securities intermediaries, issuers or other Persons in order to establish “control”, and (B) be a “protected purchaser” (as defined in Section 8-303 of the New York UCC);

(ii)
the Grantor shall provide thirty (30) days’ prior notice to the Administrative Agent (or such shorter period as agreed to by the Administrative Agent) before the Grantor opens a new Deposit Account or Securities Account and upon opening such new Deposit Account or Securities Account the Grantor shall supplement Schedule 6 in writing to the Administrative Agent including the information set forth on Schedule 6 with respect to such new Deposit Account or Securities Account;

(iii)
for any Collateral consisting of a Deposit Account, a Securities Account or a Commodity Account maintained by the Grantor, the Grantor will at all times (A) cause the Administrative Agent to have “control” (within the meaning of Sections 9-104, 9-106 and 8-106 of the New York UCC) over such Collateral, including, without limitation, executing and delivering any agreements, in form and substance reasonably satisfactory to the Administrative Agent, with depositary banks, securities intermediaries, commodities intermediaries, issuers or other relevant Persons in order to establish such “control”, and (B) take any other action as the Administrative Agent may reasonably request in order to perfect the Administrative Agent’s security interest in such Collateral; provided that the Grantor shall have until the date that is 30 days following the date on which any such Deposit Account, Securities Account or Commodity Account is opened (or such later date as is agreed by the Administrative Agent in its sole discretion) to either comply with the requirements of this clause (c)(iii) or close such Deposit Account, Securities Account or Commodity Account, as the case may be, and, with respect to any Deposit Account, Securities Account or Commodity Account existing on the Effective Date, the Grantor shall have until the date that is 30 days following the Effective Date (or such later date as is agreed by the Administrative Agent in its sole discretion) to either comply with the requirements of this clause (c)(iii) or close such Deposit Account, Securities Account or Commodity Account, as the case may be;

(iv)	the Grantor shall promptly notify the Administrative Agent of the Grantor’s acquisition of any Electronic Chattel Paper, Investment Property (including Pledged Securities) or Letter-of-Credit Rights;

(v)
with respect to Collateral (other than certificated securities and Goods) covered by a document in the possession of a Person other than the Grantor or the Administrative Agent, the Grantor shall obtain written acknowledgment that such Person holds possession for the Administrative Agent’s benefit; and

(vi)
with respect to any Collateral constituting Goods (other than Goods in transit) that are in the possession of a bailee, the Grantor shall provide prompt notice to the Administrative Agent of any such Collateral then in the possession of such bailee, and the Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent) necessary or reasonably requested by the Administrative Agent to cause the Administrative Agent to have a perfected security interest in such Collateral under applicable law.

(d)    The Grantor shall promptly (i) give notice to the Administrative Agent of and take all reasonable actions to defend the Collateral against any Lien, suit, action or proceeding, and (ii) take such other action as may be necessary to remove any Lien (other than any such Lien that is a Permitted Lien), suit, action or proceeding, in any case that involves the Collateral or that could reasonably be expected to adversely affect the Lien granted by the Grantor hereunder. The Grantor shall defend the security interest and Lien created by this Agreement against the claims and demands of all persons whomsoever.
Section 6.03    Maintenance of Records. The Grantor will keep and maintain at its own cost and expense satisfactory and proper records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. For the Administrative Agent’s and the other Secured Parties’ further security, the Administrative Agent, for the ratable benefit of the Secured Parties, shall have a security interest in all of the Grantor’s books and records pertaining to the Collateral, and the Grantor shall allow the Administrative Agent or its representatives to examine and make extracts from such books and records during normal business hours at the reasonable request of the Administrative Agent and shall provide such clerical and other assistance as may be reasonably requested with regard thereto.
Section 6.04    Right of Inspection. The Administrative Agent and its representatives shall at all times have the rights of inspection provided in Section 4.06 of the Credit Agreement.
Section 6.05    Further Identification of Collateral. The Grantor will furnish to the Administrative Agent from time to time, at the Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
Section 6.06    Changes in Identity, Name, Etc. The Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where the Grantor maintains any Collateral or is organized. Without limitation of any other covenant herein, the Grantor will not cause or permit (a) any change to be made in its name, identity or corporate, limited liability company or limited partnership structure, or (b) any change to the Grantor’s jurisdiction of organization, unless the Grantor shall have first delivered written notice to the Administrative Agent of such change in accordance with Section 10.01 of the Credit Agreement prior to the effective date thereof, and the Grantor shall thereafter take all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement.

Section 6.07    Compliance with Contractual Obligations. The Grantor will perform and comply in all material respects with all its contractual obligations relating to the Collateral (including, without limitation, with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to Accounts).
Section 6.08    Limitations on Dispositions of Collateral. The Administrative Agent and the other Secured Parties do not authorize, and the Grantor agrees not to sell, assign, farm-out, convey or otherwise transfer any of the Collateral, or attempt, offer or contract to do so, except in compliance with the Credit Agreement.
Section 6.09    Pledged Securities.
(a)    If the Grantor shall become entitled to receive or shall receive any certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Grantor to the Administrative Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Administrative Agent covering such certificate or instrument duly executed in blank by the Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.
(b)    Without the prior written consent of the Administrative Agent, the Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, in any case if such action would breach or otherwise violate the terms of the Credit Agreement or the other terms of this Agreement (including, without limitation, Section 6.09(e)), (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction in compliance with the Credit Agreement), (iii) create, incur or permit to exist any Lien (except for Permitted Liens) or any option in favor of any Person, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.
(c)    Reserved.
(d)    The Grantor shall furnish to the Administrative Agent such stock powers and other equivalent instruments of transfer as may be required by the Administrative Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.
(e)    The Pledged Securities will at all times constitute not less than 100% of the Equity Interests of the Issuer thereof owned by the Grantor.
Section 6.10    Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. The Grantor will not amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible in any manner that is not in the ordinary course of business unless such action could not reasonably be expected to materially adversely affect the value of such Chattel Paper, Instrument, Payment Intangible or Account as Collateral.
Section 6.11    Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper with a stated principal amount equal to at least $1,000,000, either individually or in the aggregate, then the Grantor shall immediately deliver to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, any such Instrument and/or Tangible Chattel Paper with a stated principal balance in a relevant amount to be held as Collateral pursuant to this Agreement so that, immediately following any such delivery, the aggregate stated principal balance of all such Instruments and Tangible Chattel Paper that have not been so delivered to the Administrative Agent is less than $1,000,000 in the aggregate.
Section 6.12    Maintenance of Equipment. The Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.
Section 6.13    Commercial Tort Claims. If the Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, the Grantor shall, within thirty (30) days after such Commercial Tort Claim satisfies such requirements, notify the Administrative Agent in a writing signed by the Grantor containing a brief description thereof, and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent. The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements: (a) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $1,000,000, and either (b) (i) the Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (ii) the Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim. In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by the Grantor is disclosed by the Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by the Grantor, then, upon the request of the Administrative Agent, the Grantor shall, within thirty (30) days after such request is made, transmit to the Administrative Agent a writing signed by the Grantor containing a brief description of such Commercial Tort Claim and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent and the other Secured Parties.
Section 6.14    Reserved.
Section 6.15    Intellectual Property.
(a)    At any time that an Event of Default has occurred and is continuing, the Administrative Agent or its designee may file this Agreement (or, if applicable, such short form intellectual property security agreements as the parties may agree upon with respect to the Grantor’s Patents, Trademarks and Copyrights) with the United States Copyright Office and the United States Patent and Trademark Office.
(b)    Upon the request of the Administrative Agent at any time that an Event of Default has occurred and is continuing, the Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any License of the Grantor and to enforce the security interests granted hereunder.
ARTICLE VII
Remedial Provisions
Section 7.01    Pledged Securities.
(a)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.01(b), the Grantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Securities (to the extent permitted by the Credit Agreement) and to exercise all voting and corporate or other entity rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, right exercised or other action taken which could reasonably be expected to result in any breach of any provision of the Credit Agreement, this Agreement or any other Loan Document except to the extent such vote, exercise, or other action is required by an applicable governmental requirement.
(b)    If an Event of Default shall occur and be continuing, then at any time in the Administrative Agent’s discretion without notice, (i) the Administrative Agent shall have the right to receive any and all cash dividends and other distributions, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 8.02 of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by the Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    The Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by the Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying and in relying on any such instruction, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.
(d)    After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which the Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.
(e)    The Grantor hereby authorizes each Issuer (and shall instruct each Issuer) to comply with any request received by it from the Administrative Agent in writing that states that an Event of Default has occurred and is continuing and that seeks to exercise or enforce any of the rights granted to the Administrative Agent pursuant to Section 7.01(b), (c), or (d) or Section 3.02. The Grantor agrees that the foregoing authorization and instruction shall be sufficient to authorize the Administrative Agent’s exercise or enforcement of such rights, and that such Issuer shall not be required to investigate the accuracy of any request made by the Administrative Agent pursuant to this Section 7.01(e).
Section 7.02    Collections on Accounts, Etc. The Administrative Agent hereby authorizes the Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles; provided that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of

Default, the Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent. The Administrative Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles at any time that an Event of Default has occurred and is continuing.
Section 7.03    Proceeds. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by the Grantor, and any other cash or non-cash Proceeds received by the Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by the Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties, segregated from other funds of the Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, or Instruments) while held by the Administrative Agent (or by the Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as herein provided. At such intervals as may be agreed upon by the Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Grantor or to whomsoever may be lawfully entitled to receive the same.
Section 7.04    New York UCC and Other Remedies.
(a)    If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents and any other instrument or agreement securing, evidencing or relating to the Obligations, all rights, remedies, powers and privileges of a secured party under the New York UCC (whether the New York UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any advertisement or notice required by law referred to below or by any of the Loan Documents) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, to the fullest extent permitted by law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, the Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be, to the fullest extent permitted by law, absolutely free from any claim of right by the Grantor, including any equity or right of redemption, stay or appraisal which the Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.04, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.02 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given in writing at least ten (10) days before such sale or other disposition.
(b)    If, at any time that an Event of Default has occurred and is continuing, the Administrative Agent elects not to sell the Collateral, then the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner. The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
Section 7.05    Standards of Exercising Rights and Remedies. To the extent that governmental requirements impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent: (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to remove Liens or encumbrances on or any adverse claims against Collateral; (d) to exercise collection remedies directly or through the use of collection agencies and other collection specialists; (e) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (f) to disclaim disposition warranties; (g) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranty return from the collection or disposition of Collateral or (h) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 7.05 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would fulfill the Administrative Agent’s duties under the New York UCC or other law or any other relevant jurisdiction in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 7.05. Without limitation upon the foregoing, nothing contained in this Section 7.05 shall be construed to grant any rights to The Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by governmental requirement in the absence of this Section 7.05.
Section 7.06    Private Sales of Pledged Securities. The Grantor acknowledges and agrees that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. The Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.06 valid and binding and in compliance with any and all other applicable governmental requirements. The Grantor further agrees that a breach of any of the covenants contained in this Section 7.06 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.06 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. The Administrative Agent may appoint any Person as its agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
Section 7.07    Waiver; Deficiency. To the extent permitted by applicable law, the Grantor waives and agrees not to assert any rights or privileges which it may acquire under the New York UCC or any other applicable law with respect to any deficiency described in the following sentence. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency.
Section 7.08    Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, the Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.
Section 7.09    Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article VII at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense, during the continuance of an Event of Default, any intellectual property rights now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

ARTICLE VIII
The Administrative Agent
Section 8.01    Administrative Agent’s Appointment as Attorney-in-Fact, Etc.
(a)    The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Administrative Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following to the fullest extent permitted by law:

(i)	pay or discharge Taxes (unless such Taxes are being disputed in accordance with Section 4.07 of the Credit Agreement) and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)	execute, in connection with any sale provided for in Section 7.04 or Section 7.06, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)
(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to the Grantor, and to execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of the Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

Anything in this Section 8.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.01(a) unless an Event of Default shall have occurred and be continuing, and any exercise of any rights under such power in violation of this sentence will be of no force and effect.

(b)    If the Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.01, together with interest thereon at the post-default rate (as set forth in Section 2.10(a) of the Credit Agreement) from the date of payment by the Administrative Agent to the date reimbursed by the Grantor shall be payable by the Grantor to the Administrative Agent on demand.
(d)    The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 8.02    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. None of the Administrative Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against the Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. The Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against the Grantor or other Person, exhaust any Collateral or enforce any other remedy which the

Administrative Agent or any other Secured Party now has or may hereafter have against the Grantor or other Person.
Section 8.03    Filing of Financing Statements. Pursuant to the New York UCC and any other applicable law, the Grantor irrevocably authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments describing the Collateral without the signature of the Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Additionally, the Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor” and/or “all personal property of the Grantor”, in each case “whether now owned or hereafter acquired or arising” or words of similar effect. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
Section 8.04    Authority of Administrative Agent. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE IX
Reserved.
ARTICLE X
Miscellaneous
Section 10.01    Waiver. No failure on the part of the Administrative Agent or any other Secured Party to exercise, no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, remedy, power or privilege, under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 10.02    Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 10.01 of the Credit Agreement; provided that any such notice, request or demand to or upon the Grantor shall be addressed to the Grantor at its notice address set forth in Section 10.01 of the Credit Agreement.
Section 10.03    Payment of Expenses, Indemnities, Etc.
(a)    The Grantor agrees to pay or promptly reimburse the Administrative Agent for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by the Administrative Agent in connection with the exercise of its rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of the Grantor in respect of the Collateral or in connection with (i) the preservation and perfection of the Lien of, or the rights of the Administrative Agent under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party.
(b)    The Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to, the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance and administration of this Agreement, to the extent the Grantor would be required to do so pursuant to Section 10.03 of the Credit Agreement. All amounts for which the Grantor is liable pursuant to this Section 10.03 shall be due and payable by the Grantor to the Secured Parties upon demand.
Section 10.04    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a writing executed by the Administrative Agent and the Grantor in accordance with Section 10.02 of the Credit Agreement.
Section 10.05    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their successors and assigns; provided that except as set forth in Section 10.04 of the Credit Agreement, the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders as required under the Credit Agreement.

Section 10.06    Third Party Beneficiaries. The Grantor acknowledges that each Secured Party is an express third party beneficiary of this Agreement, and that this Agreement shall be and inure for the benefit of each Secured Party, and its respective permitted successors and assigns.
Section 10.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.08    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.09    Survival. The obligations of the parties under Section 10.03 shall survive following Termination. To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Document shall continue in full force and effect. In such event, each Security Document shall be automatically reinstated and the Grantor shall take such action as may be reasonably requested by the Administrative Agent and the other Secured Parties to effect such reinstatement.
Section 10.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting this Agreement.
Section 10.11    No Oral Agreements. The Loan Documents (other than the Letters of Credit) embody the entire agreement and understanding between the parties hereto and thereto and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreements among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.
Section 10.12    Governing Law; Submission to Jurisdiction.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New

York, sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any of the other agents or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Grantor or its properties in the courts of any jurisdiction.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(d)    EACH PARTY HERETO HEREBY (i) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); (ii) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM AGAINST EACH OTHER PARTY HERETO, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT OR CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.13    Acknowledgments. In connection with all aspects of each transaction contemplated by this Agreement, the Grantor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) the credit facilities provided for under the Credit Agreement and any related services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Grantor and its Affiliates, on the one hand, and the Administrative Agent and Lenders, on the other hand, and the Grantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Grantor or any of its Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor any Lender has assumed nor will assume an advisory, agency or fiduciary responsibility in favor of the Grantor with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising the Grantor or any of its Affiliates on other matters) and neither the Administrative Agent nor any Lender has any obligation to the Grantor or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent, Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Grantor and its Affiliates, and neither the Administrative Agent, nor any Lender, nor any of their respective Affiliates, has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (e) neither the Administrative Agent nor any Lender will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Grantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Grantor hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty; (f) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party; (g) each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Security Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Documents; and has received the advice of its attorney in entering into this Agreement and the Security Documents; and that it recognizes that certain of the terms of this Agreement and the Security Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the Security Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous;” and (h) the Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Grantor otherwise may have against the Grantor, the Secured Parties or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.
Section 10.14    Reserved.

Section 10.15    Set-Off. The Grantor acknowledges and agrees that the provisions of Section 10.08 of the Credit Agreement are hereby incorporated herein by this reference and shall be applicable to the Grantor as if set forth herein in full.
Section 10.16    Releases.
(a)    Release Upon Termination. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until Termination, at which time the Administrative Agent, at the written request and expense of the Grantor, will promptly release, reassign and transfer the Collateral to the Grantor and confirm this Agreement to be of no further force or effect.
(b)    Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Grantor, shall promptly execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.
(c)    Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the New York UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 10.16(a).
Section 10.17    Reinstatement; Fraudulent Transfers.
(a)    The obligations of the Grantor under this Agreement (including, without limitation, with respect to the provision of collateral security herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
(b)    The Grantor and, by its acceptance of this Agreement and the rights hereunder or benefits hereof, each Secured Party hereby agrees and confirms that it is the intention of all such Persons that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Proceeding (as defined below), the Uniform Fraudulent Conveyance Act (as adopted by any applicable state), the Uniform Fraudulent Transfer Act (as adopted by any applicable state) or any similar governmental requirement to the extent applicable to this Agreement. For purposes hereof, “Bankruptcy Proceeding” with respect to any Person means (i) any proceeding that shall be instituted or consented to by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, (ii) any such proceeding that shall have been instituted against such Person and either such proceeding shall not be stayed or dismissed for sixty (60) consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur, or (iii) any proceeding of the type referred to in the Bankruptcy Code, or any similar foreign, federal or state law for the relief of debtors.
Section 10.18    Acceptance. The Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:	WESTERN GAS EQUITY PARTNERS, LP

By: Western Gas Equity Holdings, LLC, its general partner

By: /s/ Benjamin M. Fink
Name: Benjamin M. Fink Title: Senior Vice President, Chief Financial Officer and Treasurer

COLLATERAL AGREEMENT
WESTERN GAS EQUITY PARTNERS, LP

Acknowledged and Agreed to as
of the date hereof by:

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Borden Tennant
Name: Borden Tennant Title: Assistant Vice President

COLLATERAL AGREEMENT
WESTERN GAS EQUITY PARTNERS, LP

Schedule 1

RESERVED.

SCHEDULE 1 TO COLLATERAL AGREEMENT

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES
Pledged Securities:

Owner	Issuer	Class of Stock or other Equity Interest	No. of Shares	Certificated or Uncertificated
Western Gas Equity Partners, LP	Western Gas Partners, LP	Common Units	49,296,205	Certificated – held in book-entry form with transfer agent
Western Gas Equity Partners, LP	Western Gas Holdings, LLC	Membership Interests	N/A	Uncertificated

SCHEDULE 2 TO COLLATERAL AGREEMENT

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings

1.	UCC-1 Financing Statement for Western Gas Equity Partners, LP, filed with the Secretary of State of Delaware.
Other Actions
The Investment Property Control Agreement dated as of the date hereof (the “Control Agreement”) should be duly executed.
Any control agreement on Deposit Accounts, Securities Accounts or Commodities Accounts required by Section 6.02(c)(iii).

SCHEDULE 3 TO COLLATERAL AGREEMENT

Schedule 4

CORRECT LEGAL NAME, JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER,
TAXPAYOR IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

Correct Legal Name	Jurisdiction of Organization	Organizational ID Number	Taxpayor ID	Chief Executive Office

Western Gas Equity Partners, LP	Delaware	4421469	46-0967367	1201 Lake Robbins Drive The Woodlands, Texas 77380

SCHEDULE 4 TO COLLATERAL AGREEMENT

Schedule 5

PRIOR NAMES, PRIOR CHIEF EXECUTIVE OFFICE
None.

SCHEDULE 5 TO GUARANTY AND COLLATERAL AGREEMENT

Schedule 6
DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Grantor	Account Name	Depository	Account Number
Western Gas Equity Partners, LP	Deposit Account	JPMorgan Chase Bank	758664585

SCHEDULE 6 TO COLLATERAL AGREEMENT

Schedule 7

COMMERCIAL TORT CLAIMS
None presently identified or known.

SCHEDULE 7 TO COLLATERAL AGREEMENT

Annex I
FORM OF CONTROL AGREEMENT
(See Attached).

Annex II

FORM OF ACKNOWLEDGMENT AND CONSENT
The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of March 14, 2016 (the “Agreement”), made by the Grantor party thereto in favor of Wells Fargo Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Agreement). The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:
1.    The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned and the equity interests therein.
2.    The terms of Section 7.01(c), Section 7.01(e) and Section 7.06 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.01(c), Section 7.01(e) or Section 7.06 of the Agreement.

[NAME OF ISSUER]

By:
Title:

Address for Notices:

Fax: